FOR IMMEDIATE RELEASE	Contact: Timothy Bonang, Manager of Investor Relations, David J. Hegarty, President or John R. Hoadley, Treasurer (617) 796-8350 www.snhreit.com

SNH Announces Financial Results For The Periods Ended December 31, 2004

        Newton, MA (February 10, 2005): Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2004, as follows (in thousands, except per share data):

	Quarter Ended December 31,		%	Year Ended December 31,		%
	2004	2003	Change	2004	2003	Change

Total revenues	$40,730	$35,855	13.6%	$148,523	$131,148	13.2%
Income from continuing operations	$16,513	$13,565	21.7%	$ 55,523	$ 47,034	18.0%
Net income	$16,513	$13,565	21.7%	$ 56,742	$ 45,874	23.7%
Funds from operations (FFO)	$24,390	$20,520	18.9%	$ 94,824	$ 82,762	14.6%
Weighted average shares outstanding	64,311	58,453	10.0%	63,406	58,445	8.5%
Per share data:
Income from continuing operations	$ 0.26	$ 0.23	13.0%	$ 0.88	$ 0.80	10.0%
Net income	$ 0.26	$ 0.23	13.0%	$ 0.89	$ 0.78	14.1%
Funds from operations (FFO)	$ 0.38	$ 0.35	8.6%	$ 1.50	$ 1.42	5.6%
Distributions declared	$ 0.32	$ 0.31	3.2%	$ 1.26	$ 1.24	1.6%

        Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA, that owns 181 senior living properties located in 32 states.

Senior Housing Properties Trust
Financial Information
(in thousands, except per share data)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Revenues:
Rental income(1)	$40,286	$35,541	$145,731	$ 129,188
Interest and other income	444	314	2,792	1,960
Total revenues	40,730	35,855	148,523	131,148

Expenses:
Interest(2)	10,926	10,240	41,836	37,899
Depreciation	10,286	9,171	39,301	35,728
General and administrative	3,005	2,879	11,863	10,487
Total expenses	24,217	22,290	93,000	84,114
Income from continuing operations	16,513	13,565	55,523	47,034
Gain (loss) on sale of property	--	--	1,219	(1,160)
Net income	$16,513	$13,565	$56,742	$45,874
Weighted average shares outstanding	64,311	58,453	63,406	58,445
Per share data:
Income from continuing operations	$ 0.26	$ 0.23	$ 0.88	$ 0.80
Net income	$ 0.26	$ 0.23	$ 0.89	$ 0.78

Balance Sheet:

	At December 31, 2004	At December 31, 2003
Assets

Real estate properties	$1,600,952	$1,418,241
Less accumulated depreciation	199,232	160,426
	1,401,720	1,257,815
Cash and cash equivalents	3,409	3,530
Restricted cash	6,176	10,108
Deferred financing fees, net	9,367	11,311
Other assets	27,058	21,336
Total assets	$1,447,730	$1,304,100
Liabilities and Shareholders' Equity

Unsecured revolving bank credit facility	$ 37,000	$ 102,000
Senior unsecured notes, net of discount	393,775	393,612
Junior subordinated debentures due 2041(2)	28,241	27,394
Secured debt and capital leases	76,162	31,817
Total debt	535,178	554,823
Other liabilities	21,885	21,371
Total liabilities	557,063	576,194
Shareholders' equity	890,667	727,906
Total liabilities and shareholders' equity	$1,447,730	$1,304,100

(1)	Rental income for the quarter and year ended December 31, 2004, includes $2.2 million and $8.7 million, respectively, of income from two hospitals operated by HealthSouth Corporation, or HealthSouth. As discussed further in Note 5 to Other Data below, we terminated our lease with HealthSouth for these hospitals on October 26, 2004. The termination of the lease is one of the subjects of litigation between us and HealthSouth. The post-termination provisions of the lease require HealthSouth to manage the hospitals for our account for a management fee and remit the net cash flow to us. Since October 26, 2004, HealthSouth has continued to pay to us an amount equal to the disputed rent amount, which we have applied against the net cash flow due.

(2)	Revised FASB Interpretation No. 46, which was issued in December 2003, required that we deconsolidate the entity which had issued trust preferred securities. The deconsolidation of this entity had no impact on our financial condition or net income. However, instead of presenting trust preferred securities on our balance sheet, we present the junior subordinated debentures that we issued to that entity. Distributions on the trust preferred securities are no longer presented on our income statement, but the interest on the debentures, which is equal to the distributions on the trust preferred securities, is included in interest expense. We reclassified previously reported results for the quarter and year ended December 31, 2003 and the balance sheet as of December 31, 2003, to conform to the current presentation.

Senior Housing Properties Trust
Other Data
(in thousands, except per share and ratio data)

Calculation of Funds From Operations (FFO)(1):

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Income from continuing operations	$16,513	$13,565	$55,523	$47,034
Add: Depreciation expense	10,286	9,171	39,301	35,728
Deferred percentage rent(2)	(2,409)	(2,216)	--	--
FFO	$24,390	$20,520	$94,824	$82,762
Weighted average shares outstanding	64,311	58,453	63,406	58,445
FFO per share	$0.38	$0.35	$1.50	$1.42
Distributions declared	$0.32	$0.31	$1.26	$1.24

Leverage Ratios:

	At December 31, 2004	At December 31, 2003
Total debt / Total assets	37.0%	42.5%
Total debt / Real estate properties before depreciation	33.4%	39.1%
Total debt / Total book capitalization	37.5%	43.3%
Secured debt / Total debt	14.2%	5.7%
Secured debt / Total assets	5.3%	2.4%
Variable rate debt / Total debt	7.7%	20.0%
Variable rate debt / Total assets	2.8%	8.5%

Calculation of EBITDA and EBITDA Coverage Ratios:

	Quarter Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003

Income from continuing operations	$16,513	$13,565	$55,523	$47,034
Deferred percentage rent	(2,409)	(2,216)	--	--
Interest expense	10,926	10,240	41,836	37,899
Depreciation expense	10,286	9,171	39,301	35,728
EBITDA(3)	$35,316	$30,760	$136,660	$120,661
EBITDA/Interest expense	3.2x	3.0x	3.3x	3.2x

(1)	We compute FFO as shown in the calculation above. Our calculation of FFO differs from the NAREIT definition of FFO because we include deferred percentage rent as discussed in Note 2 below. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)	We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating net income, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(3)	We compute EBITDA as income from continuing operations plus interest expense, depreciation expense and deferred percentage rent. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

Senior Housing Properties Trust
Other Data
The following additional data is intended to respond to frequently asked questions.
At December 31, 2004
(dollars in thousands)

	# of Properties	# of Units/Beds	Investment: carrying value before depreciation	% of Investment	Annualized Current Rent	% of Annualized Current Rent

Facility Type
Independent living communities (1)	36	10,412	$ 900,102	56.2%	$ 90,392	57.0%
Assisted living facilities	81	5,337	433,430	27.1%	42,396	26.8%
Skilled nursing facilities	62	6,433	223,867	14.0%	17,152	10.8%
Hospitals	2	364	43,553	2.7%	8,700	5.4%
Total	181	22,546	$1,600,952	100.0%	$158,640	100.0%
Tenant/Operator
Five Star/Sunrise (2)	31	7,307	$ 626,756	39.2%	$ 63,993	40.3%
Five Star	98	7,731	407,309	25.4%	31,841	20.1%
Sunrise/Marriott (3)	14	4,091	325,473	20.3%	31,197	19.7%
NewSeasons/IBC (4)	10	1,019	87,641	5.5%	9,287	5.9%
HealthSouth (5)	2	364	43,553	2.7%	8,700	5.4%
Alterra Healthcare	18	894	61,126	3.8%	7,136	4.5%
Genesis HealthCare	1	156	13,007	0.8%	1,522	1.0%
5 private companies (combined)	7	984	36,087	2.3%	4,964	3.1%
Total	181	22,546	$1,600,952	100.0%	$158,640	100.0%

Tenant Operating Statistics (Quarter Ended December 31) (6)

					Percentage of Operating Revenue Sources
	Rent Coverage		Occupancy		Private Pay		Medicare		Medicaid
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Five Star/Sunrise (2)	1.1x	1.0x	90%	89%	85%	85%	12%	11%	3%	4%
Five Star (7)	1.8x	1.6x	88%	88%	43%	42%	18%	16%	39%	42%
Sunrise/Marriott (3)	1.3x	1.2x	91%	87%	81%	83%	14%	12%	5%	5%
NewSeasons/IBC (4) (7)	1.1x	1.2x	79%	80%	100%	100%	--	--	--	--
HealthSouth (5)(8)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare (7)	1.6x	1.6x	85%	85%	98%	98%	--	--	2%	2%
Genesis HealthCare	1.9x	2.0x	96%	96%	23%	25%	29%	34%	48%	41%
5 private companies (combined)	2.1x	1.9x	88%	86%	24%	25%	21%	21%	55%	54%

Tenant Operating Statistics (Year Ended December 31) (6)

					Percentage of Operating Revenue Sources
	Rent Coverage		Occupancy		Private Pay		Medicare		Medicaid
	2004	2003	2004	2003	2004	2003	2004	2003	2004	2003
Five Star/Sunrise (2)	1.1x	1.0x	90%	90%	85%	86%	11%	10%	4%	4%
Five Star (7)	1.7x	1.4x	88%	89%	42%	43%	18%	15%	40%	42%
Sunrise/Marriott (3)	1.3x	1.2x	90%	87%	82%	83%	13%	13%	5%	4%
NewSeasons/IBC(4) (7)	1.1x	1.1x	79%	79%	100%	100%	--	--	--	--
HealthSouth(5)(8)	NA	NA	NA	NA	NA	NA	NA	NA	NA	NA
Alterra Healthcare(7)	1.6x	1.6x	83%	86%	98%	98%	--	--	2%	2%
Genesis HealthCare	1.9x	1.5x	96%	97%	22%	23%	32%	34%	46%	43%
5 private companies (combined)	2.1x	1.9x	86%	87%	25%	23%	21%	20%	54%	57%

See footnotes on next page.

(1)	Properties where the majority of units are independent living apartments are classified as independent living communities.

(2)

These 31 properties leased to Five Star Quality Care, Inc., or Five Star, are managed by Sunrise Senior Living, Inc., or Sunrise. Sunrise does not guaranty our lease with Five Star. Rent coverage is after non-subordinated management fees of $5.6 million and $20.2 million and $4.4 million and $17.1 million in the quarter and year ended December 31, 2004 and 2003, respectively.

(3)	Marriott International, Inc., or Marriott, guarantees the lease for the 14 properties leased to Sunrise.

(4)	Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons Assisted Living Communities, Inc., or NewSeasons.

(5)

Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth’s fraud, by increasing the rent payable to us from the date of amendment forward. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a new lawsuit against us seeking to prevent our termination of the amended lease. On November 9, 2004, after a hearing, the court denied HealthSouth’s request for a preliminary injunction to prevent the lease termination. We are currently seeking an expedited judicial determination that the lease termination was valid and we are pursuing damages against HealthSouth in the lawsuit which we brought in 2003. We have also begun work to identify and qualify a new tenant operator for the hospitals. Our lease with HealthSouth requires that, after termination, HealthSouth manage the hospitals for our account for a management fee during the period of the transition to a new tenant and remit the net cash flow to us. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount and we have applied the payments received against the net cash flow due, but we do not know how long HealthSouth may continue to make payments.

(6)

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods ending December 31, 2004, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants’ facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants’ operating data.

(7)	Includes data for periods prior to our ownership of these properties.

(8)

During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. In 2004, HealthSouth issued a press release stating that audited financial information would not be available until 2005. Because we have reason to doubt whatever information we have from HealthSouth we do not disclose any operating data for this tenant.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE, AS NOTED ABOVE, WE ARE CURRENTLY INVOLVED IN LITIGATION WITH HEALTHSOUTH CONCERNING THE AMOUNT OF RENT PAYABLE TO US. WE HAVE SENT HEALTHSOUTH A LEASE TERMINATION NOTICE AND HEALTHSOUTH HAS DISPUTED THE LEASE TERMINATION AND HAS CONTINUED TO PAY US AT A DISPUTED RENT AMOUNT. WE CANNOT PREDICT HOW OR WHEN OUR DISPUTES WITH HEALTHSOUTH WILL BE RESOLVED. DISCOVERY DURING LAWSUITS OR DECISIONS BY COURTS MAY CREATE RESULTS THAT ARE DIFFERENT FROM ANY IMPLICATIONS HEREIN. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.